EXHIBIT 23.3



                          L. P. MARTIN & COMPANY, P.C.
                               4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                               PHONE: 804-346-2626
                                FAX: 804-346-9311



CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219

We hereby consent to the incorporation by reference of the following reports prepared by us in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.:

         The following reports pertaining to properties acquired by Cornerstone Realty Income Trust, Inc.: (1) Our report dated February 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Point Apartments for the twelve-month period ended December 31, 1997, (2) our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hampton Pointe Apartments for the twelve-month period ended February 28, 1998, (3) our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Knoll Apartments for the twelve-month period ended February 28, 1998, (4) our report dated June 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Timbers Apartments for the twelve-month period ended April 30, 1998, (5) our report dated August 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Gables Apartments for the twelve-month period ended May 31, 1998, and (6) our report dated November 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments for the twelve-month period ended September 30, 1998.




                                        /s/  L. P. Martin & Company, P. C.

Richmond, Virginia
January 17, 2000